UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2020

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38586	46-2688109
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

399 Binney Street, Suite 300 Cambridge, MA	02139
(Address of registrant’s principal executive office)	(Zip code)

(617) 679-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RUBY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2020, Rubius Therapeutics, Inc. (the “Company”) announced the appointment of Jose (Pepe) Carmona, age 48, as the Company’s Chief Financial Officer, effective as of October 1, 2020 (the “Effective Date”). Mr. Carmona will also serve as the Company’s Principal Financial Officer, Principal Accounting Officer and Treasurer.

Prior to his appointment, Mr. Carmona served as the Chief Financial Officer of Radius Health, Inc. (“Radius”), a biopharmaceutical company that is developing and commercializing endocrine therapeutics, from 2017 to 2020. Prior to Radius, Mr. Carmona served as the Chief Financial Officer of Innocoll Holdings plc (“Innocoll”), a pharmaceutical and medical device company, and its predecessor entity, Innocoll AG, from 2015 to 2017. Prior to Innocoll, he served as Chief Financial Officer of Alcon Europe, Middle East & Africa, a division of Novartis AG (“Novartis”), a pharmaceutical company, from 2013 to 2015 and prior to that he held numerous financial management positions with increasing responsibility at Novartis, as Divisional Chief Financial Officer in North America, Latin America and other senior global financial roles, from 2003 to 2013. Mr. Carmona received his B.S. in Industrial Civil Engineering from Universidad Tecnica Federico Santa Maria in Valparaiso, Chile, and his M.B.A. from Columbia Business School in New York City.

On September 23, 2020, the Company entered into an Employment Agreement with Mr. Carmona (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Carmona will receive an initial annual base salary of $450,000, and is eligible to earn an annual cash incentive award based on performance with a target value equal to 40% of his annual base salary. Mr. Carmona will also be eligible to receive a sign-on bonus of $200,000, which he must repay in the event his employment is terminated for cause or he voluntarily resigns before the first anniversary of payment of the sign-on bonus, which will be paid concurrently with the Company’s annual bonus payouts for fiscal 2020. Mr. Carmona will also be eligible to participate in the Company’s employee benefit programs and plans.

In connection with his appointment, the Board of Directors of the Company approved a grant to Mr. Carmona of an option to purchase 400,000 shares of the Company’s common stock, at a per share exercise price of the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant, with 25 percent of the shares underlying the option vesting on the first anniversary of the Effective Date and the remainder of the shares underlying the option vesting thereafter in 12 equal quarterly installments until the fourth anniversary of the Effective Date, subject to Mr. Carmona’s continued employment through such vesting date.

The Employment Agreement further provides that if Mr. Carmona’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or Mr. Carmona resigns for Good Reason (as defined in the Employment Agreement), he will be entitled to receive: (i) base salary continuation for nine months following termination, or the “Severance Payments,” and, (ii) if Mr. Carmona is enrolled in the Company’s health care program immediately prior to the date of termination and properly elects to receive COBRA benefits, nine months of COBRA premiums for himself and his eligible dependents at the Company’s normal rate of contribution for employees for coverage at the level in effect immediately prior to the date of termination (or a monthly cash payment in lieu thereof if the Company determines it cannot pay such amounts without potentially violating applicable law). Payment of the Severance Payments shall immediately cease if Mr. Carmona breaches the terms of the Restrictive Covenants Agreement between him and the Company.

In lieu of the severance payments and benefits set forth above, in the event Mr. Carmona’s employment is terminated by the Company without Cause or he resigns for Good Reason, in either case within 12 months following a Change in Control (as defined in the Employment Agreement), he will be entitled to receive: (i) a lump sum cash amount equal to one times the sum of (A) his current base salary (or his base salary in effect prior to the Change in Control, if higher) plus (B) his target annual cash incentive compensation for the year of termination, (ii) if Mr. Carmona is enrolled in the Company’s health care program immediately prior to the date of termination and properly elects to receive COBRA benefits, 12 months of COBRA premiums for himself and his eligible dependents at the Company’s normal rate of contribution for employees for coverage at the level in effect immediately prior to the date of termination (or a monthly cash payment in lieu thereof if the Company determines it cannot pay such amounts without potentially violating applicable law), and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of 100% of all Time-Based Equity Awards held by Mr. Carmona. The payments and benefits provided under the Employment Agreement in connection with a change in control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to the Mr. Carmona in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Mr. Carmona.

During his employment and for 12 months thereafter, Mr. Carmona has agreed to be subject to certain restrictive covenants, including a nonsolicitation of the Company’s customers and a nonsolicitation and no-hire of its employees. Mr. Carmona is also subject to a noncompetition provision during his employment and for up to 12 months thereafter, subject to the type of termination.

Mr. Carmona has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Carmona succeeds Andrew Oh as Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Treasurer of the Company effective as of October 1, 2020. On June 29, 2020, the Company and Mr. Oh entered into a Transitional Services and Separation Agreement (the “Separation Agreement”) providing for the terms of Mr. Oh’s departure.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the agreements, a copy of which has been filed hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by reference to the full text of the agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020.

A copy of the press release announcing this event has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated September 23, 2020 between Rubius Therapeutics, Inc. and Jose Carmona
99.1	Press Release issued by Rubius Therapeutics, Inc. on September 28, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2020	RUBIUS THERAPEUTICS, INC.

	By:	/s/ Pablo J. Cagnoni
Pablo J. Cagnoni
Chief Executive Officer

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